Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-146720, 333-178504 and 333-183964 and Registration Statements on Form S-8 Nos. 333-69145, 333-124653, 333-75993, 333-64795, 333-04161, 333-86530, 333-38178, 333-140819, 333-118693, 333-171298, and 333-188128 of Newmont Mining Corporation of our report dated February 20, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the revisions discussed in Note 2, “Revision of Financial Statements” and the change in the composition of reportable segments discussed in Note 4, “Segment Information” as to which the date is June 12, 2014, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

June 12, 2014